Exhibit 4.25(a)

AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT

AMENDMENT dated as of June 25, 2004 to the Receivables Purchase Agreement dated as of December 17, 2003 (the “Receivables Agreement”) among LYONDELL FUNDING II, LLC, a Delaware limited liability company (the “Seller”), LYONDELL CHEMICAL COMPANY, a Delaware corporation (the “Servicer”), the PURCHASERS from time to time party thereto and CITICORP USA, INC., as asset agent and administrative agent for the Purchasers (the “Agent”).

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Receivables Agreement has the meaning assigned to such term in the Receivables Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Receivables Agreement shall, after this Amendment becomes effective, refer to the Receivables Agreement as amended hereby.

SECTION 2. Amended Definitions. (a) The following definition in Section 1.1 of the Receivables Agreement is amended to read in its entirety as follows:

“Lyondell Joint Ventures” means Equistar, LCR, Millenium and any Future Joint Venture, and “Lyondell Joint Venture” means any of them, as the context may require.

(b) The definition of “Change of Control” in Section 1.1 of the Receivables Agreement is hereby amended by deleting the second parenthetical phrase in clause (a) of such definition and by inserting the parenthetical phrase “(other than Occidental Chemical Corp. and/or its Affiliates)” in place thereof.

(c) The definition of “Eligible Receivable” is hereby amended by deleting the parenthetical phrase “(but only if Millennium holds an Equity Interest in Lyondell that is greater than or equal to 5% of the aggregate outstanding Equity Interests in Lyondell)” found therein.

(d) The definition of “Subsidiary” in Section 1.1 of the Receivables Agreement is hereby amended by inserting the phrase “or any Subsidiary of a Lyondell Joint Venture” at the end thereof.

SECTION 3. Representations of Seller and Servicer. Each of the Seller and the Servicer represent and warrant that (i) their respective representations and warranties set forth in Article IV of the Receivables Agreement will be true in all material respects on and as of the Amendment Effective Date (as defined below)

with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Potential Event of Termination or Event of Termination will have occurred and be continuing on such date.

SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6. Effectiveness. This Amendment shall become effective on the first date when, and simultaneously with the time upon which, the following conditions are met (the “Amendment Effective Date”):

(a) the Agent shall have signed a counterpart hereof and shall have received counterparts hereof signed by each of the Purchasers, the Seller and the Servicer (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party); and

(b) the Servicer’s acquisition of Millennium shall have been consummated.

Promptly after the Amendment Effective Date occurs, the Agent shall notify the Seller, the Servicer and the Purchasers thereof, and such notice shall be conclusive and binding on all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CITICORP USA, INC.

By:	/s/ David Jaffe
Name:	David Jaffe
Title:	Vice President

LYONDELL FUNDING II, LLC

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

LYONDELL CHEMICAL COMPANY

By:	/s/ Karen A. Twitchell
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

BANK OF AMERICA, N.A.

By:	/s/ Kevin R. Kelly
Name:	Kevin R. Kelly
Title:	Senior Vice President

CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH

By:	/s/ Peter Chauvin
Name:	Peter Chauvin
Title:	Vice President

By:	/s/ David Dodd

Name:	David Dodd
Title:	Associate

Bank One, N.A.

By:	/s/ J. Devin Mock
Name:	J. Devin Mock
Title:	Director

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ Michael S. Fine
Name:	Michael S. Fine
Title:	Director

WELLS FARGO FOOTHILL, LLC

By:	/s/ Mike Baranowski
Name:	Mike Baranowski
Title:	Vice President

The Bank of New York

By:	/s/ Raymond J. Palmer
Name:	Raymond J. Palmer
Title:	Vice President

4